UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2019

Solar Senior Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	814-00849	27-4288022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 993-1670

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SUNS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2019, the Board of Directors (the “Board”) of Solar Senior Capital Ltd. (the “Company”) appointed each of Mr. Michael S. Gross and Mr. Bruce J. Spohler to serve as the Company’s Co-Chief Executive Officers effective immediately (the “Appointment”). Prior to the Appointment, Mr. Gross served as the Company’s Chief Executive Officer and President and Mr. Spohler served as the Company’s Chief Operating Officer. Messrs. Gross and Spohler will continue to serve in their roles as the Company’s President and Chief Operating Officer, respectively.

Mr. Gross, age 57, has been the Chairman of the Board of Directors, Chief Executive Officer and President of the Company since December 2010. In addition, Mr. Gross has served as the Managing Member, the Chairman of the Board of Directors and the Chief Executive Officer of Solar Capital LLC since its inception in February 2007. Solar Capital LLC converted to Solar Capital Ltd. in November 2007. Mr. Gross has been the Chairman of the Board of Directors of Solar Capital Ltd. since December 2007, and Chief Executive Officer and President since November 2007. Mr. Gross has also been the Chairman of the Board of Directors, Chief Executive Officer and President of SCP Private Credit Income BDC LLC since 2018. In addition, Mr. Gross also currently serves as a Managing Member of the Company’s investment adviser, Solar Capital Partners, LLC.

Mr. Spohler, age 58, has been the Chief Operating Officer and a Director of the Company since December 2010. In addition, Mr. Spohler was a Senior Vice President of Solar Capital LLC from its inception in February 2007. Solar Capital LLC converted to Solar Capital Ltd. in November 2007. Mr. Spohler has been a member of the Board of Directors of Solar Capital Ltd. since September 2009, and the Chief Operating Officer since December 2007. Mr. Spohler has also served as the Chief Operating Officer and Director of SCP Private Credit Income BDC LLC since 2018. Mr. Spohler also currently serves as a Managing Member of the Company’s investment adviser, Solar Capital Partners, LLC.

Messrs. Gross and Spohler: (i) were not appointed as the Company’s Co-Chief Executive Officers pursuant to any arrangement or understanding with any other person; (ii) do not have a family relationship with any of the Company’s directors or other executive officers; (iii) have not engaged, since the beginning of the Company’s last fiscal year, nor propose to engage, in any transaction in which the Company was or is a participant; and (iv) have not entered into, nor expect to enter into, any material plan, contract, arrangement, grant or award in connection with their Appointment as the Company’s Co-Chief Executive Officers.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s June 11, 2019 press release announcing the Appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information set forth in the press release shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated June 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solar Senior Capital Ltd.

Date: June 11, 2019	By:	/s/ Richard L. Peteka
Richard L. Peteka
Secretary